EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form S-8 of our report, dated January 13, 2006, on our audits of the consolidated financial statements of Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.) and Subsidiaries as of and for the years ended September 30, 2005 and 2004, which report includes an explanatory paragraph related to the Company's ability to continue as a going concern.




Roseland, New Jersey
September 29, 2006